Exhibit 99.1

Pacific Energy Development Announces Entry into Three Major Agreements that Strengthen and Position the Company for Long-Term Success and Growth

•	Acquired approximately 13,000 net D-J Basin acres and interests in 53 gross wells producing approximately 500 BOE/D

•	Enters into Heads of Agreement for a transformational business combination with Dome Energy (OMX: DOME)

•	Sold approximately 2,300 net non-core acres, including Condor subsidiary

DANVILLE, CA – February 24, 2015 -- PEDEVCO Corp. d/b/a Pacific Energy Development (NYSE MKT: PED), an energy company engaged in the acquisition and development of strategic, high-growth energy projects in the United States, today announced entry into three major agreements that strengthens the Company for long-term success and growth. The following summarizes these agreements:

•	Acquired approximately 13,000 net D-J Basin acres and interests in 53 gross wells, producing approximately 500 BOE/D from Golden Globe Energy (US), LLC (“GGE”). This immediately:
o	Doubles the Company’s cash flow and reserves
o	Reduces the Company’s debt by 53% per share
o	Increases the Company’s equity value to $1.28 per share

•	Enters into Heads of Agreement for a transformational accretive business combination with Dome Energy (OMX: DOME) with production of over 1,250 BOE/D that would:
o	Pay off existing senior debt of the Company
o	Provide drilling capital with a 3.75% bank credit facility
o	Provide additional capital to buy back Company stock
o	Provide an estimated PV10 of 1P reserves of approximately $280 million
o	Increase production to an estimated 3,300 BOE/D at closing

•	Sold approximately 2,300 net, non-core acres, including Condor subsidiary:
o	Sold its 20% interest in Condor Energy Technology, LLC (“Condor”) to MIE Jurassic Energy Corp. (“MIEJ”), the 80% owner of Condor
o	Sold approximately 945 net acres and interests in three wells located in the Company’s legacy non-core Niobrara acreage
o	Reduced debt obligation to MIEJ by approximately 50%
o	MIEJ paid $500,000 toward paydown of the Company’s senior note
o	Expected to book an approximate $3 million gain on the sale

“We are in an unprecedented time in the energy sector with crude prices falling over 50% since the summer of 2014,” stated Mr. Frank C. Ingriselli, Chairman and Chief Executive Officer of the Company. “Unlike many companies, even with oil at $50 per barrel, we have ample quality drilling inventory that we can develop, with estimated returns exceeding 20% IRR.  This is a great opportunity at the right time to grow and strengthen our position as a company.  With the acquisition of the D-J Basin assets announced today, we have doubled our cash flow and strengthened our balance sheet.  We are now in a position to move forward, and coupled with the announced signing of the Heads of Agreement with Dome Energy, we have laid the groundwork for access to additional cash flow, and more importantly, access to capital and a low cost drilling facility,” continued Mr. Ingriselli.

“We can now seek to fully execute our business plan, acquire additional acreage that is stranded within other companies, and grow our company,” stated Mr. Ingriselli.  “PEDEVCO’s management team acted decisively to significantly increase the size of the Company, monetize non-core assets, and lay the groundwork for a business combination with Dome Energy that should provide us with access to cheaper sources of capital that we believe will enable us to not only survive, but thrive as we ride out this cycle.  We have a long runway of proven undeveloped, unconventional, and now upon the anticipated completion of our combination with Dome Energy, low-cost conventional drilling and workover locations, which we plan to develop in order to increase our asset base, as well as shareholder value.  In my 35 years in this industry, identifying synergistic opportunities and moving swiftly and decisively to capitalize upon them is what I have seen successful and enduring oil and gas companies do, and I believe we, too, are following this path.”

D-J Basin Asset Acquisition

On February 23, 2015, the Company, through its wholly-owned subsidiary Red Hawk Petroleum, LLC (“Red Hawk”), acquired approximately 13,000 net acres and interests in 53 gross producing wells (14 operated) from GGE. The acreage is located almost entirely within Weld County, Colorado, including acreage located in the prolific Wattenberg core area with an estimated current net daily production of approximately 500 barrels of oil equivalent per day (“BOEPD”) as of February 7, 2015 (the “Acquired Assets” and the “D-J Basin Acquisition”).

With the Acquired Assets, the Company is currently producing approximately 1,000 BOEPD.

As consideration for the D-J Basin Acquisition, the Company (i) issued to GGE 3,375,000 shares of the Company’s Common Stock and 66,625 shares of the Company’s newly-designated Series A Convertible Preferred Stock (the “Series A Preferred”), (ii) assumed approximately $8.35 million of junior subordinated debt from GGE, and (iii) provided GGE with a one-year option to acquire the Company’s interest in its Kazakhstan opportunity.  The effective date of the transaction is January 1, 2015.

Highlights of the D-J Basin Acquisition include the following:

•	Production of the Company doubles to approximately 1,000 BOEPD

•	The Company is cash flow positive following the transaction

•	Deleverages the Company by 53% per share*

•	Increases the equity value to $1.28 per share*

•
The Company acquires interests in three Pronghorn wells operated by Bonanza Creek and three Loomis wells operated by Red Hawk in the Wattenberg area from GGE, at their D&C cost through assumption of a $8.35 million 12% interest junior subordinated note from GGE, which represents a 25% discount to these wells’ current estimated NPV

•	The Company receives all production and excess AFE cash from the recently completed Loomis wells from first production, estimated at approximately $700,000 through January 2015

•	GGE receives 3,375,000 shares of the Company’s Common Stock, which represent 9.9% of the Company’s Common Stock outstanding, which shares are subject to a 12 month lock up

•	GGE receives 66,625 shares of Series A Preferred that convert, subject to shareholder approval, on a 1,000:1 basis into Common Stock with the following restrictions:

o	GGE may never convert and own more than 9.99% of the Company’s Common Stock

o	GGE may not sell converted shares for less than $1.00 per share for up to 12 months following closing

o	Company has ability to buy back all the Series A Preferred Stock from GGE at predetermined prices over three years following the closing

o
If within nine months of the closing, the Company refinances its current senior debt and buys back 15,000 shares of Series A Preferred from GGE for $7.5 million, 25,000 additional shares of Series A Preferred held by GGE are automatically cancelled

*assumes cancellation of 25,000 shares of Series A Preferred held by GGE as described above

With the Acquired Assets, the Company anticipates $30-$40 million in pro forma PV10 of Proven Developed Producing (“PDP”) reserves, and nearly $150 million in total Proven (“1P”) PV10 reserves, implying total 1P equity value of $0.97 - $1.28 per share assuming all Series A Preferred shares convert into Common Stock and 25,000 shares of Series A Preferred are cancelled.  The Company plans to publish its year-end 2014 reserve report along with a reserve report that includes the Acquired Assets with its March 2015 Annual Report.  Management believes the significantly increased PDP and 1P values should increase the Company’s ability to access more traditional sources of debt financing and secure additional opportunities, including the transaction contemplated with Dome Energy discussed in greater detail below.

The $8.35 million of junior subordinated debt assumed by the Company reimburses GGE for its out-of-pocket costs associated with the drilling and completion of the three Pronghorn wells operated by Bonanza Creek and three Loomis wells operated by Red Hawk which were recently completed and are producing in the prolific Wattenberg and Wattenberg Extension areas of the D-J Basin.  The Company estimates that it is buying these wells at a 25% discount to the wells’ net present value.

The consideration GGE is receiving for the Acquired Assets is primarily in the form of shares of Series A Preferred.  However, the deal is structured such that the voting interest of the Series A Preferred is less than 0.2% of the Company’s total voting power, and GGE, as a holder of Common Stock and the Series A Preferred, may never represent more than 9.99% of the voting power of the Company on an as-converted basis.  Current shareholders will still represent approximately 90% of the voting power in the Company.  At closing, the Company also increased its Board of Directors by two seats to five seats, with GGE entitled to designate two new Board members.  When and if GGE fills these two vacant seats, the Company’s current directors will still maintain a majority of the voting power on the five member pro forma Board of Directors.  Finally, with the anticipated increase of the Company’s shareholder equity, Company management believes the transaction with GGE will remedy its recent shareholder equity shortfall and return the Company to full compliance with the NYSE MKT’s continued listing standards going forward.

Planned Acquisition of Dome Energy

On February 23, 2015, the Company, Dome Energy AB (“DOME AB”), and Dome Energy, Inc., a wholly-owned subsidiary of DOME AB (“DOME US”), entered into a Heads of Agreement (the “Heads of Agreement”) pursuant to which the parties agreed to certain terms and conditions which contemplate the acquisition by the Company of 100% of the capital stock of DOME US in exchange for PEDEVCO Common Stock (the “DOME Acquisition”). It is expected that the combined companies will have approximately 220 million shares outstanding, comprised of:  (i) 79.4 million currently outstanding in PEDEVCO, which includes 45 million shares of Common Stock issuable upon conversion of all of the Series A Preferred issued to GGE for the Acquired Assets, and excludes 25 million shares of Common Stock issuable upon conversion of 25,000 shares of Series A Preferred issued to GGE which the Company plans to cancel as described above; and (ii) 140 million shares issuable to DOME US in the planned DOME Acquisition.

The Dome Acquisition and the D-J Basin Acquisition were structured to work hand in hand with the intent of increasing the assets, proven reserves, and cash flow of the Company, for the express purpose of securing lower cost bank financing, whether by increasing DOME US’s current bank facility and/or securing new bank credit to pay down the Company’s current debt and reduce the cost of capital for the Company going forward.  In addition to refinancing the current debt of the Company, the Dome Acquisition is also structured and contemplates the buying back of all of the shares of Series A Preferred issued to GGE at future dates at what we believe will be below then-current market prices.   The first tranche of 15,000 shares of Series A Preferred can be purchased for $7.5 million, which, if completed by mid-November 2015 along with the refinancing of our current senior debt, an additional 25,000 shares of Series A Preferred issued to GGE will be automatically cancelled, reducing GGE’s holdings on an as-converted to Common Stock basis to an aggregate 30 million shares of Common Stock.

DOME AB is an independent oil and gas company publicly traded on the Nasdaq OMX First North exchange in Sweden (DOME.ST).  DOME US produces approximately 1,250 BOEPD from a core operated portfolio of conventional oil and gas assets located in Texas and Wyoming, as well as other assets located in Arkansas, Kentucky, Louisiana, Michigan, Mississippi and Oklahoma.  DOME US’s portfolio of assets include substantial PDP and 1P reserves, and it currently has a $44 million asset-backed credit line with Société Générale bearing a 3.75% interest rate.  It is anticipated that, upon completion of the DOME Acquisition, this credit line and/or others will be assumed by the Company, be able to be increased based upon the value of the combined assets in order to pay off current debt of the Company, and provide drilling capital for the Company’s development programs going forward.

The Company and DOME US anticipate that the combined company will have the following upon closing:

-	Production	: ~3,300 BOEPD
-	Proven Reserves	: 15 Million BOE
-	Debt	: $70 Million
-	EBITDA	: $35 Million
-	Shares	: ~220 Million
-	PV10 of 1P reserves of approximately $280 Million
-	PV10 of PDP reserves of approximately $100 Million

The transaction is anticipated to be a tax-free exchange of shares with PEDEVCO exchanging approximately 140 million shares of PEDEVCO Common Stock in exchange for 100% of the capital stock of DOME US.  Other details of the transaction will include the following:

•
Exact number of shares issuable to DOME US will be determined based on further diligence, but management believes it will represent approximately 60% of the total outstanding shares of the combined company post-transaction (excluding the 25,000 shares of Series A Preferred held by GGE that the Company anticipates cancelling)

•	DOME US will provide financing at closing for the repayment or refinancing of all the current senior debt of the Company

•	DOME US will have the right to add two directors to the Company’s Board of Directors, including one independent member

The business combination is contingent on the signing of a definitive merger agreement, which will contain customary terms and conditions. The parties intend to enter into definitive documentation as soon as practicable, with an anticipated signing date to occur before the last day of March, 2015, and upon terms and conditions as mutually acceptable to the parties.  Unless otherwise agreed upon by the parties, if the DOME Acquisition has not closed by September 30, 2015, either party may terminate the Heads of Agreement and the transactions contemplated thereby.

Divestiture of Legacy Non-Core Acreage

On February 19, 2015, the Company sold to MIEJ, its 80% partner in Condor, the Company’s (i) 20% interest in Condor, and (ii) approximately 945 net acres and interests in three wells located in PEDCO’s legacy, non-core Niobrara acreage located in Weld County, Colorado, that were directly held by PEDCO in Condor-operated wells (collectively, the “Non-Core Assets”).  The Non-Core Assets being sold include working interest in five Condor-operated wells that produce approximately 26 barrels of oil per day net to the Company’s interest, as well as approximately 2,300 total net acres to the Company’s interest in non-core areas.

The Company entered into a settlement agreement with MIEJ to aggregate all of its liabilities owed to MIEJ and Condor, an amount of approximately $9.4 million, in exchange for these Non-Core Assets and entry into a new promissory note with MIEJ, with a principal amount of $4.9 million due and payable March 8, 2017 (“Maturity”), bearing an interest rate of 10% per annum with no interest due until Maturity (the “Note”).  The Note is structured to allow the Company to more easily refinance its current senior debt as the Note will be subordinated to current senior indebtedness and will subordinate to future senior debt as requested, with the date of Maturity being subject to extension to March 8, 2020 under certain circumstances.

The Company received a premium valuation for these Non-Core Assets and expects to take a $3 million gain on the sale. In addition, MIEJ paid $500,000 toward the paydown of the Company’s senior note. The transaction is consistent with the Company’s disciplined strategy to de-lever its balance sheet, divest non-core assets, and allocate resources to developing core assets in more prospective parts of the D-J Basin.

Conference Call

The Company will hold a conference call on Tuesday, February 24, 2015 at 4:30 P.M. Eastern Time (1:30 P.M. Pacific Time) to discuss this announcement.  A question and answer session will follow the presentation.

Date: Tuesday, February 24, 2015
Time: 4:30 P.M. Eastern Time (1:30 P.M. Pacific Time)
Domestic callers: 877-407-6914 (toll free)
International callers: 201-493-6709

The call will be archived on the Company's website under the Investors page shortly following the call for approximately 90 days.

About Pacific Energy Development (PEDEVCO Corp.)

PEDEVCO Corp, d/b/a Pacific Energy Development (NYSE MKT:  PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects, including shale oil and gas assets, in the United States. The Company’s principal asset is its D-J Basin Asset located in the D-J Basin in Colorado. Pacific Energy Development is headquartered in Danville, California, with an operations office in Houston, Texas.

About Dome Energy

Dome Energy AB. is an independent Oil & Gas Company publicly traded on the Nasdaq OMX First North exchange in Sweden (Ticker: DOME). Through its wholly owned subsidiary, Dome Energy Inc., headquartered in Houston, Texas, the Company produces approximately 1,250 BOEPD from a portfolio of conventional oil and gas assets primarily located in Texas and Wyoming. The Company has a senior $44 million asset-backed credit line bearing a 3.75% interest rate. For more information visit www.domeenergy.com.

Cautionary Statement Regarding Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that PEDEVCO and Dome Energy expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by PEDEVCO and Dome Energy based on their management's experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words "will," "potential," "believe," "estimated," "intend," "expect," "may," "should," "anticipate," "could," "plan," "project," or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Among these forward-looking statements are any statements regarding the expected timetable for completing the proposed business combination, benefits and synergies of the proposed business transaction, future opportunities of the combined company, and any other statements regarding PEDEVCO’s or Dome Energy’s beliefs, plans, objectives, financial conditions, assumptions or future events. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of PEDEVCO or Dome Energy, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including but not limited to, the satisfactory completion of due diligence by PEDEVCO and Dome Energy, the ability of PEDEVCO to negotiate and enter into a definitive combination agreement with Dome Energy and, if such an agreement is entered into, the satisfaction of the conditions contained in the definitive combination agreement, any delay or inability to obtain necessary approvals or consents from third parties, the ability of PEDEVCO and Dome Energy to obtain financing for funding obligations, the inability of PEDEVCO to maintain its listing on the NYSE MKT, the ability of PEDEVCO to realize the anticipated benefits from the proposed business transaction, changes to drilling plans and schedules by the operators of prospects, overruns in costs of operations, hazards, delays, and any other difficulties related to drilling for and producing oil or gas, the price of oil and gas, results of marketing and sales of produced oil and gas, estimates made in evaluating reserves, competition, general economic conditions and the ability to manage and continue growth, and other factors described in PEDEVCO’s most recent Annual Report on Form 10-K and any updates to those risk factors set forth in PEDEVCO’s Quarterly Reports on Form 10-Q, and in Dome Energy’s most recent Annual Report and any updates to those risk factors set forth in Dome Energy’s Interim Reports.  Further information on such assumptions, risks and uncertainties is available in PEDEVCO’s other filings with the Securities and Exchange Commission ("SEC") that are available on the SEC's website at www.sec.gov, and on PEDEVCO’s website at www.pacificenergydevelopment.com, and further information is also available in Dome Energy’s other filings made pursuant to the Swedish Securities Market Act and Financial Instrument Trading Act that are available on the Dome Energy website at www.domeenergy.com.  Any forward-looking statement speaks only as of the date on which such statement is made and neither PEDEVCO nor Dome Energy undertake any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Important Information

In connection with the proposed business combination between PEDEVCO Corp. (“PEDEVCO”) and Dome Energy, Inc., a wholly-owned subsidiary of DOME Energy AB (“Dome”), PEDEVCO currently intends to file a registration statement containing a proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other document PEDEVCO may file with the SEC in connection with the proposed transaction. Prospective investors are urged to read the registration statement and the proxy statement/prospectus, when filed as it will contain important information. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of PEDEVCO and Dome (as applicable). Prospective investors may obtain free copies of the registration statement and the proxy statement/prospectus, when filed, as well as other filings containing information about PEDEVCO, without charge, at the SEC’s website (www.sec.gov). Copies of PEDEVCO’s SEC filings may also be obtained from PEDEVCO without charge at PEDEVCO’s website (www.pacificenergydevelopment.com) or by directing a request to PEDEVCO at (855) 733-3826. This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

INVESTORS SHOULD READ THE PROSPECTUS/PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

Participants in Solicitation

PEDEVCO and its directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Information regarding PEDEVCO’s directors and executive officers is available in PEDEVCO’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 31, 2015 and PEDEVCO Corp.’s definitive proxy statement on Schedule 14A, filed with the SEC on May 16, 2014. Additional information regarding the interests of such potential participants will be included in the registration statement and proxy statement/prospectus to be filed with the SEC by PEDEVCO and Dome in connection with the proposed combination transaction and in other relevant documents filed by PEDEVCO with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Contacts

Pacific Energy Development
Bonnie Tang
1-855-733-3826 ext 21 (Media)
PR@pacificenergydevelopment.com

Investor Relations:
Stonegate, Inc.
Casey Stegman
1-214-987-4121
casey@stonegateinc.com